Exhibit 10.2

CONSULTING AGREEMENT

     This Consulting Agreement (the “Agreement”) is entered into as of this 11th day of July 2005, by and between TD Banknorth Inc. (the “Company”) and Kenneth T. Nielson (the “Consultant”).

WITNESSETH:

     WHEREAS, the Company, Hudson United Bancorp (“HUB”) and, solely with respect to Article X, The Toronto-Dominion Bank (“TD”) entered into an Agreement and Plan of Merger, dated as of July 11, 2005 (the “Merger Agreement”), pursuant to which HUB will merge with and into the Company (the “Merger”) on the terms and conditions set forth therein; and

     WHEREAS, the Consultant will no longer serve as Chairman, President and Chief Executive Officer of HUB upon consummation of the Merger; and

     WHEREAS, the Merger will significantly expand the Company’s existing markets in Connecticut, New Jersey, New York and Pennsylvania; and

     WHEREAS, the Company desires to have the Consultant undertake, and the Consultant is willing to undertake, certain consulting obligations following the Merger on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:

     1. Effective Date. The “Effective Date” of this Agreement shall mean the date on which the Effective Time of the Merger, as defined in the Merger Agreement, occurs. Notwithstanding anything to the contrary contained in this Agreement, the effectiveness of this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms. In the event the Merger Agreement is terminated for any reason, this Agreement shall be deemed null and void.

     2. Consulting Period. The Company hereby agrees to engage the Consultant, and the Consultant hereby agrees to provide services to the Company, subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the two-year anniversary of such date (the “Consulting Period”).

     3. Consulting Services.

     (a) Duties. During the Consulting Period, the Consultant shall report to the Chief Executive Officer of the Company, and shall provide his personal advice and counsel to the Company regarding its operations, customer relationships, growth and expansion opportunities and other business matters that may arise in connection with the Company’s business and operations in the states of Connecticut, New Jersey, New York and Pennsylvania and as may be

reasonably requested by the Chief Executive Officer and/or the Chief Operating Officer of the Company or their designees from time to time (collectively, the “Consulting Services”). It is contemplated that the Consulting Services will include, without limitation, monthly meetings or teleconferences between the Consultant and the Chief Executive Officer and/or the Chief Operating Officer of the Company; efforts by the Consultant to enhance the Company’s business activities in the states of Connecticut, New Jersey, New York and Pennsylvania, including without limitation meeting with existing and potential customers of the Company located in such states; attendance at certain public functions on behalf of the Company and its subsidiaries; attendance at certain meetings of the Board of Directors of the Company to report on the business activities of the Company in the states of Connecticut, New Jersey, New York and Pennsylvania and attendance at certain functions of the Company. Consulting Services may be provided in person, telephonically, electronically or by correspondence to the extent appropriate under the circumstances.

     (b) Geographic Location. The Consultant shall provide the Consulting Services primarily in the state of New Jersey, including without limitation the market areas of HUB prior to its acquisition by the Company, provided that the Consultant may be required to provide Consulting Services at the executive offices of the Company located in Portland, Maine up to not more than two times per month during the Consulting Period.

     (c) Time Limitation. In no event shall the Consultant be required to provide Consulting Services hereunder for more than 20 hours per week or 80 hours in any calendar month during the Consulting Period, with the maximum monthly hours being pro-rated for the first and last month of the Consulting Period.

     (d) Office. During the Consulting Period, the Company shall make available to the Consultant an office located in New Jersey and provide reasonable secretarial assistance to the Consultant.

     4. Compensation.

     (a) Monthly Payments. In consideration of the obligations and commitments of the Consultant under this Agreement, including but not limited to Sections 3 and 8 hereof, the Company agrees to pay to the Consultant an amount equal to $25,000.00 per month on the first business day of each month during the Consulting Period (the “Monthly Fee”). During the Consulting Period, the Consultant shall be treated as an independent contractor and shall not be deemed to be an employee of the Company or any affiliate or subsidiary of the Company.

     (b) Expenses. The Company shall reimburse the Consultant or otherwise provide for or pay for all reasonable expenses incurred by the Consultant at the request of the Company, subject to such reasonable documentation as may be requested by the Company. If such expenses are paid in the first instance by the Consultant, the Company shall reimburse the Consultant therefor upon receipt of such reasonable documentation as may be requested by the Company.

     5. Termination of Consulting Services.

     (a) Death or Disability. The Consultant’s services shall terminate automatically upon the Consultant’s death during the Consulting Period. If the Company determines in good faith that the Disability of the Consultant has occurred during the Consulting Period (pursuant to the definition of Disability set forth below), it may give to the Consultant written notice in accordance with Section 12 of this Agreement of its intention to terminate the Consultant’s services. In such event, the Consultant’s services with the Company shall terminate effective on the 30th day after receipt of such notice by the Consultant (the “Disability Effective Date”), provided that, within the 30 days after such receipt, the Consultant shall not have returned to performance of the Consultant’s duties. For purposes of this Agreement, “Disability” shall mean that the Consultant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

     (b) Cause. The Company may terminate the Consultant’s services during the Consulting Period for Cause. For purposes of this Agreement, “Cause” shall mean:

          (i) the continued failure of the Consultant to perform substantially the Consultant’s duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Consultant by the Board of Directors or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board of Directors or Chief Executive Officer believes that the Consultant has not substantially performed the Consultant’s duties; or

          (ii) the willful engaging by the Consultant in illegal conduct or gross misconduct which violates the Company’s Code of Conduct or otherwise materially and demonstrably injurious to the Company; or

          (iii) conviction of a felony or a guilty or nolo contendere plea by the Consultant with respect thereto.

For purposes of this provision, no act or failure to act, on the part of the Consultant, shall be considered “willful” unless it is done, or omitted to be done, by the Consultant in bad faith or without reasonable belief that the Consultant’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Consultant in good faith and in the best interests of the Company. The cessation of the services of the Consultant for conduct described in subparagraph (i) or (ii) above shall not be deemed to be for Cause unless and until there shall have been delivered to the Consultant a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board of Directors at a meeting of the Board of Directors called and held for such purpose (after not less than ten days’ advance notice is provided to the Consultant and the Consultant is given an opportunity, together with counsel chosen by the Consultant, to be heard before the Board of Directors), finding that, in the good faith opinion of the Board, the Consultant is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail. The Company may suspend the Consultant’s authority (with a continuation of the Monthly Fee during such period of suspension) after the provision of a notice of intention to terminate the Consultant’s services for conduct described in subparagraph (i) or (ii) above and prior to the time the Consultant is given an opportunity to meet with the Board of Directors, and any such suspension shall not constitute “Good Reason” as defined in Section 5(c) below.

     (c) Good Reason. The Consultant’s services may be terminated by the Consultant for Good Reason. For purposes of this Agreement, “Good Reason” shall mean in the absence of a written consent of the Consultant:

          (i) any failure by the Company to comply with any of the provisions of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company within 25 days after receipt of written notice thereof given by the Consultant; or

          (ii) any purported termination by the Company of the Consultant’s services otherwise than as expressly permitted by this Agreement.

     (d) Notice of Termination. Any termination by the Company for Cause, or by the Consultant for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12 of this Agreement. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Consultant’s services under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Consultant or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Consultant or the Company, respectively, hereunder or preclude the Consultant or the Company, respectively, from asserting such fact or circumstance in enforcing the Consultant’s or the Company’s rights hereunder.

     (e) Date of Termination. “Date of Termination” means (i) if the Consultant’s services are terminated by the Company for Cause, or by the Consultant for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be, (ii) if the Consultant’s services are terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Consultant of such termination and (iii) if the Consultant’s services are terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Consultant or the Disability Effective Date, as the case may be.

     6. Obligations of the Company upon Termination.

     (a) Good Reason; Other Than for Cause, Death or Disability. If, during the Consulting Period, the Company shall terminate the Consultant’s services other than for Cause, Death or Disability or the Consultant shall terminate his services by the Company for Good Reason, the Company shall pay to the Consultant in a lump sum in cash within 30 days after the Date of Termination the sum of (1) any accrued but unpaid Monthly Fee of the Consultant through the Date of Termination (the “Accrued Obligations”) and (2) an amount equal to the product of (x) the number of months and portions thereof from the Date of Termination until the end of the Consulting Period, and (y) the applicable Monthly Fee, with the last Monthly Fee being pro-rated as set forth in Section 4(a) hereof.

     (b) Death. If the Consultant’s services are terminated by reason of the Consultant’s death during the Consulting Period, this Agreement shall terminate without further obligations to the Consultant’s legal representatives under this Agreement, other than for payment of the Accrued Obligations. The Accrued Obligations shall be paid to the Consultant’s estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.

     (c) Disability. If the Consultant’s services are terminated by reason of the Consultant’s Disability during the Consulting Period, this Agreement shall terminate without further obligations to the Consultant, other than for payment of the Accrued Obligations. The Accrued Obligations shall be paid to the Consultant in a lump sum in cash within 30 days of the Date of Termination.

     (d) Cause; Other than for Good Reason. If the Consultant’s services shall be terminated for Cause or the Consultant terminates his services without Good Reason during the Consulting Period, this Agreement shall terminate without further obligations to the Consultant other than for payment of the Accrued Obligations. The Accrued Obligations shall be paid to the Consultant in a lump sum in cash within 30 days of the Date of Termination.

     7. Full Settlement. Except as provided in Section 8(c), the Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Consultant or others. In no event shall the Consultant be obligated to seek other services or take any other action by way of mitigation of the amounts payable to the Consultant under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Consultant obtains other services.

     8. Confidentiality.

     (a) Except as required by law or regulation (including without limitation in connection with any judicial or administrative process or proceeding), the Consultant shall keep secret and confidential and shall not disclose to any third party (other than the Company or any of its subsidiaries) in any fashion or for any purpose whatsoever any information regarding HUB, the Company or any of their respective subsidiaries which is not available to the general public to which the Consultant had access at any time during the course of the Consultant’s service to HUB or the Company or any of their respective subsidiaries, including, without limitation, any such information relating to: business or operations; plans, strategies, prospects or objectives; products, technology, processes or specifications; research and development operations or plans; customers and customer lists; distribution, sales, service, support and marketing practices and operations; financial condition, results of operations and prospects; operational strengths and weaknesses; and personnel and compensation policies and procedures.

     (b) The Consultant agrees that damages at law will be an insufficient remedy to the Company in the event that the Consultant violates any of the provisions of paragraph (a) of this Section 8, and that the Company may apply for and, upon the requisite showing, have injunctive relief in any court of competent jurisdiction to restrain the breach or threatened or attempted breach of or otherwise to specifically enforce any of the covenants contained in paragraph (a) of this Section 8. The Consultant hereby consents to any injunction (temporary or otherwise) which may be issued against the Consultant and to any other court order which may be issued against the Consultant from violating, or directing the Consultant to comply with, any of the covenants in paragraph (a) of this Section 8. The Consultant also agrees that such remedies shall be in addition to any and all remedies, including damages, available to the Company against the Consultant for such breaches or threatened or attempted breaches.

     (c) In addition to the Company’s rights set forth in paragraph (b) of this Section 8, in the event that the Consultant shall violate the terms and conditions of paragraph (a) of this Section 8, the Company and its subsidiaries may terminate any payments or benefits of any type and regardless of source payable by the Company or its subsidiaries, if applicable, to the Consultant, other than with respect to payments or benefits to the Consultant under plans or arrangements that are covered by the Employee Retirement Income Security Act of 1974, as amended.

     9. Resolution of Disputes. With the exception of proceedings for equitable relief brought pursuant to Section 8(b) of this Agreement, any dispute or controversy arising under or in connection with this Agreement may, at either the Company’s or the Consultant’s option, be settled exclusively by arbitration in Portland, Maine in accordance with the rules of the American Arbitration Association then in effect and at the Company’s expense. Judgment may be entered on the arbitrator’s award in any court having jurisdiction; provided, however, that the Consultant shall be entitled to seek specific performance in court of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. If a claim for any payments or benefits under this Agreement or any other provision of this Agreement is disputed by the Company and the Consultant, the Consultant shall, to the extent and at such time or times as is not prohibited by applicable law, regulation, regulatory bulletin and/or any other regulatory requirements, as the same exists or may be hereafter promulgated or amended, if the Consultant is successful in his claim, be reimbursed for all reasonable attorney’s fees and expenses incurred by the Consultant in pursuing such claim.

     10. Representations and Warranties. The Company and the Consultant represent and warrant to each other that they have carefully read this Agreement and consulted with respect thereto with their respective counsel and that each of them fully understands the content of this Agreement and its legal effect. Each party hereto also represents and warrants that this Agreement is a legal, valid and binding obligation of such party which is enforceable against it in accordance with its terms.

     11. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the Consultant and his assigns and upon the Company, including any successor to the Company by merger or consolidation or any other change in form or any other person or firm or corporation to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred. This Agreement may not be assigned by any party hereto without the written consent of the other party.

     12. Notices. Any communication to a party required or permitted under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party or parties, as applicable:

If to the Consultant:

Kenneth T. Neilson 184 E. Saddle River Road Saddle River, New Jersey 07458

If to the Company:

TD Banknorth Inc. P.O. Box 9540 Two Portland Square Portland, Maine 04112-9540 Attention: General Counsel

     13. Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     14. Entire Agreement; Severability.

     (a) This Agreement incorporates the entire understanding between the parties relating to the consulting services to be provided by the Consultant, recites the sole consideration for the promises exchanged and supersedes any prior agreements between the Company and the

Consultant with respect to the subject matter hereof. In reaching this Agreement, no party has relied upon any representation or promise except those set forth herein.

     (b) Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this.

     15. Amendment; Waiver.

     (a) This Agreement may not be amended, supplemented or modified except by an instrument in writing signed by each party hereto.

     (b) Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

     16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

     17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maine applicable to agreements made and entirely to be performed within such jurisdiction.

     18. Headings. The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

     19. Release and Waiver of Claims. Notwithstanding any other provision of this Agreement to the contrary, in consideration of any payments to be provided by the Company to the Consultant under Section 6 of this Agreement, the Consultant (or, if applicable, his legal representatives) upon termination of the Consultant’s services by the Company shall execute a general release of claims in favor of the Company, its affiliates and personnel in a form which is reasonably acceptable to the Company. The Consultant (or his legal representatives) shall not be eligible for any payments under Section 6 of this Agreement until the Consultant (or his legal representatives) has executed such a general release.

     20. Regulatory Provisions. Notwithstanding anything to the contrary contained in this Agreement, any payments to the Consultant by the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.

[Signature page follows]

     IN WITNESS WHEREOF, the Consultant has hereunto set the Consultant’s hand and the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

__________________________________
Name: Kenneth T. Neilson

TD BANKNORTH INC.

By:_______________________________
Name: Peter J. Verrill
Title: Senior Executive Vice President
and Chief Operating Officer